Exhibit 99.01

News

Media Contact:          Southern Company Media Relations
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:
Glen Kundert
404-506-5135
gakunder2@southernco.com

                         July 27, 2011

Southern Company reports second quarter earnings

ATLANTA – Southern Company (NYSE: SO) today reported second quarter earnings of $603.3 million, or 71 cents a share, compared with $510.2 million, or 62 cents a share, for the same period a year ago.

For the six months ended June 30, Southern Company’s earnings were $1.03 billion, or $1.20 a share, compared with $1.00 billion, or $1.22 a share, for the same period a year ago.

Revenues for the second quarter were $4.52 billion, compared with $4.21 billion for the same period a year ago, a 7.5 percent increase. For the first six months of the year, revenues were $8.53 billion, compared with $8.36 billion for the same period last year, a 2.0 percent increase.

Earnings were positively influenced by regulatory actions at Georgia Power that became effective Jan. 1, 2011, including cash recovery of financing costs related to Plant Vogtle units 3 and 4 that is expected to save Georgia Power customers approximately $300 million. Earnings were further positively influenced by continued strength in manufacturing exports, as well as improved results at the company’s Southern Power subsidiary.

Earnings were negatively affected by higher depreciation and amortization – including reduced amortization of the cost of removal obligations at Georgia Power that helped offset the need for a rate request in 2009 – as well as an increase in the number of Southern Company outstanding shares.

“The industrial sector continues to lead the economic recovery in the Southeast,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “We believe our region is well positioned for future expansion, and we are already seeing new business development in several parts of our service territory. Southern Company will continue to support this expansion by focusing on our core business strategy of exceptional customer satisfaction, industry-leading reliability and prices below the national average.”

Kilowatt-hour sales to retail customers in Southern Company’s four-state service area increased 1.6 percent in the second quarter of 2011 compared with the second quarter of 2010. Residential electricity sales increased 2.2 percent, while commercial sales decreased 0.4 percent and industrial sales increased 3.3 percent.

Total energy sales to Southern Company’s customers in the Southeast, including wholesale sales, increased 1.2 percent in the second quarter of 2011 compared with the same period in 2010.

Southern Company’s financial analyst call will begin at 1 p.m. Eastern time today, during which Fanning and Chief Financial Officer Art P. Beattie will discuss earnings and provide a general business update. Investors, media and the public may listen to a live webcast of the call and view associated slides at http://investor.southerncompany.com/events.cfm. A replay of the webcast only will be available at the site for 12 months.

Southern Company has also posted on its website detailed financial information on its second quarter performance. These materials are available at www.southerncompany.com.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company is the parent firm of electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications companies. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are below the national average. Southern Company was named the World’s Most Admired Electric and Gas Utility by Fortune magazine in 2011, and is consistently listed among the top U.S. electric service providers in customer satisfaction by the American Customer Satisfaction Index. Visit our website at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning economic recovery and economic growth. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory changes, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality, coal combustion byproducts, and emissions of sulfur, nitrogen, carbon, soot, particulate matter, hazardous air pollutants, including mercury, and other substances, financial reform legislation, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending Environmental Protection Agency civil actions against certain Southern

Company subsidiaries, Federal Energy Regulatory Commission matters and Internal Revenue Service audits; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy and recovery from the recent recession, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs and avoid cost overruns during the development and construction of facilities; investment performance of Southern Company’s employee benefit plans and nuclear decommissioning trust funds; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and other cost recovery mechanisms; regulatory approvals and actions related to the Plant Vogtle expansion, including Georgia Public Service Commission and Nuclear Regulatory Commission approvals and potential U.S. Department of Energy loan guarantees; regulatory approvals and actions related to the integrated coal gasification combined cycle facility in Kemper County, Mississippi, including Mississippi Public Service Commission approvals and potential U.S. Department of Energy loan guarantees; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with wholesale customers; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as influenzas, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents affecting the U.S. electric grid or operation of generating resources; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company expressly disclaims any obligation to update any forward-looking information.

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